Exhibit 99.1

NEWS RELEASE
www.northerntrust.com

INVESTOR CONTACT: Mark Bette | 312-444-2301 | Mark_Bette@ntrs.com     MEDIA CONTACT: Doug Holt | 312-557-1571 | Doug_Holt@ntrs.com

NORTHERN TRUST CORPORATION REPORTS THIRD QUARTER
NET INCOME OF $395.7 MILLION, EARNINGS PER DILUTED COMMON SHARE OF $1.80

Total Revenue up 10% YoY	Return on Average Common Equity 13.7%	Common Equity Tier 1 Capital 11.9%

CHICAGO, OCTOBER 20, 2021 — Northern Trust Corporation today reported third quarter net income per diluted common share of $1.80, compared to $1.72 in the second quarter of 2021 and $1.32 in the third quarter of 2020. Net income was $395.7 million, compared to $368.1 million in the prior quarter and $294.5 million in the prior-year quarter.

MICHAEL O’GRADY, CHAIRMAN AND CHIEF EXECUTIVE OFFICER:
“Northern Trust’s performance in the third quarter reflected the continued strength of our company and growth across each of our businesses. The results produced strong growth in earnings and a return on average common equity of 13.7%. Revenue grew by 10% compared to last year, as new business continued to contribute to growth in our trust, investment and other servicing fees. Net interest income also increased on a year-over-year basis for the first time since the end of 2019, driven by growth in our balance sheet in support of our clients’ liquidity needs. The quarter’s results compared to the prior year produced positive fee and total operating leverage, and solid improvements in profitability and returns, despite the persistent low interest rate environment. We achieved these results while continuing to focus on delivering exceptional services and solutions to our clients, driving efficiency, and investing for future profitable growth.”

FINANCIAL SUMMARY & KEY METRICS
				% Change Q3 2021 vs.
($ In Millions except per share data)	Q3 2021	Q2 2021	Q3 2020	Q2 2021	Q3 2020
Trust, Investment and Other Servicing Fees	$1,111.0	$1,075.4	$1,003.8	3%	11%
Other Noninterest Income	176.4	169.3	152.7	4	16
Net Interest Income (FTE*)	357.1	343.9	336.5	4	6
Total Revenue (FTE*)	$1,644.5	$1,588.6	$1,493.0	4%	10%

Noninterest Expense	$1,128.7	$1,120.8	$1,094.7	1%	3%
Provision for Credit Losses	(13.0)	(27.0)	0.5	N/M	N/M
Provision for Income Taxes	122.4	118.4	95.4	3	28
FTE Adjustment*	10.7	8.3	7.9	28	36
Net Income	$395.7	$368.1	$294.5	7%	34%

Earnings Allocated to Common and Potential Common Shares	$376.5	$360.2	$275.0	5%	37%
Diluted Earnings per Common Share	$1.80	$1.72	$1.32	5%	37%
Return on Average Common Equity	13.7%	13.7%	10.5%
Return on Average Assets	1.00%	0.96%	0.83%
Average Assets	$156,452.8	$154,300.1	$140,925.4	1%	11%
N/M - Not meaningful
(*)     Net interest income and total revenue presented on a fully taxable equivalent (FTE) basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

NORTHERN TRUST CORPORATION THIRD QUARTER 2021 RESULTS

CLIENT ASSETS
Assets under custody/administration (AUC/A) and assets under management are a driver of the Corporation’s trust, investment and other servicing fees, the largest component of noninterest income.
	As of			% Change September 30, 2021 vs.
($ In Billions)	September 30, 2021*	June 30, 2021	September 30, 2020	June 30, 2021	September 30, 2020
Assets Under Custody/Administration
Corporate & Institutional Services (C&IS)	$14,799.8	$14,754.1	$12,263.2	—%	21%
Wealth Management	976.0	973.0	814.4	—	20
Total Assets Under Custody/Administration	$15,775.8	$15,727.1	$13,077.6	—%	21%
Assets Under Custody(1)
Corporate & Institutional Services	$11,283.6	$11,260.8	$9,312.2	—%	21%
Wealth Management	962.9	967.8	810.4	—	19
Total Assets Under Custody	$12,246.5	$12,228.6	$10,122.6	—%	21%
Assets Under Management
Corporate & Institutional Services	$1,159.5	$1,168.3	$993.2	(1)%	17%
Wealth Management	372.9	371.1	318.5	—	17
Total Assets Under Management	$1,532.4	$1,539.4	$1,311.7	—%	17%
(1) Assets Under Custody are a component of Assets Under Custody/Administration.
(*) Client assets for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

TRUST, INVESTMENT AND OTHER SERVICING FEES
				% Change Q3 2021 vs.
($ In Millions)	Q3 2021	Q2 2021	Q3 2020	Q2 2021	Q3 2020
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$460.2	$454.9	$395.0	1%	17%
Investment Management	113.6	100.7	136.8	13	(17)
Securities Lending	20.2	19.5	19.7	3	2
Other	36.2	36.4	33.4	—	8
Total C&IS	$630.2	$611.5	$584.9	3%	8%

Wealth Management Trust, Investment and Other Servicing Fees
Central	$178.8	$174.3	$151.1	3%	18%
East	130.2	127.2	110.9	2	17
West	97.0	93.8	84.7	3	15
Global Family Office (GFO)	74.8	68.6	72.2	9	4
Total Wealth Management	$480.8	$463.9	$418.9	4%	15%

Total Consolidated Trust, Investment and Other Servicing Fees	$1,111.0	$1,075.4	$1,003.8	3%	11%
C&IS and Wealth Management trust, investment and other servicing fees are impacted by both one-month and one-quarter lagged asset values.
Total C&IS trust, investment and other servicing fees increased sequentially and from the prior-year quarter.
▪Custody and fund administration fees increased sequentially primarily due to favorable markets and new business, partially offset by unfavorable currency translation and lower transaction volumes. Custody and fund administration fees increased from the prior-year quarter primarily due to favorable markets and new business.
▪Investment management fees increased sequentially primarily due to new business and favorable markets. Investment management fees decreased from the prior-year quarter primarily due to higher money market mutual fund fee waivers, partially offset by favorable markets and new business.
Total Wealth Management trust, investment and other servicing fees increased sequentially and from the prior-year quarter.
•Fees in the regions (Central, East and West) increased sequentially primarily due to favorable markets. Fees in the regions increased from the prior-year quarter primarily due to favorable markets and new business, partially offset by higher money market mutual fund fee waivers.
•Fees in GFO increased sequentially primarily due to new business, favorable markets and lower money market mutual fund fee waivers. Fees in GFO increased from the prior-year quarter primarily due to favorable markets and new business, partially offset by higher money market mutual fund fee waivers.

NORTHERN TRUST CORPORATION THIRD QUARTER 2021 RESULTS

OTHER NONINTEREST INCOME
				% Change Q3 2021 vs.
($ In Millions)	Q3 2021	Q2 2021	Q3 2020	Q2 2021	Q3 2020
Other Noninterest Income
Foreign Exchange Trading Income	$66.4	$70.6	$61.6	(6)%	8%
Treasury Management Fees	11.2	11.3	11.6	—	(3)
Security Commissions and Trading Income	36.5	33.0	26.0	10	40
Other Operating Income	62.3	54.4	53.5	15	17
Investment Security Gains, net	—	—	—	N/M	N/M
Total Other Noninterest Income	$176.4	$169.3	$152.7	4%	16%
N/M - Not meaningful
Foreign exchange trading income decreased sequentially primarily due to lower client volumes and market volatility. Foreign exchange trading income increased from the prior-year quarter primarily due to higher client volumes.
Security commissions and trading income increased sequentially primarily driven by higher revenue from interest rate swaps. Security commissions and trading income increased compared to the prior-year quarter primarily due to higher revenue from interest rate swaps and core brokerage.
Other operating income increased sequentially primarily due to lower expenses related to existing swap agreements related to Visa Inc. Class B common shares and distributions from investments in community development projects. Other operating income increased compared to the prior-year quarter primarily driven by distributions from investments in community development projects and higher banking and credit-related service charges, partially offset by lower miscellaneous income. The lower miscellaneous income was primarily associated with a market value decrease in the supplemental compensation plans, which also resulted in a related decrease in supplemental compensation plan expense reported in other operating expense.

NET INTEREST INCOME
				% Change Q3 2021 vs.
($ In Millions)	Q3 2021	Q2 2021	Q3 2020	Q2 2021		Q3 2020
Net Interest Income
Interest Income (FTE*)	$362.0	$351.4	$363.3	3%		—%
Interest Expense	4.9	7.5	26.8	(35)		(82)
Net Interest Income (FTE*)	$357.1	$343.9	$336.5	4%		6%
Average Earning Assets	$143,953	$142,024	$129,368	1%		11%
Net Interest Margin (FTE*)	0.98%	0.97%	1.03%	1	bps	(5) bps
(*) Interest income, net interest income and net interest margin presented on an FTE basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.
Net interest income on an FTE basis increased sequentially primarily due to higher average earning assets and a slightly higher net interest margin. Net interest income on an FTE basis increased from the prior-year quarter primarily due to higher average earning assets, partially offset by a lower net interest margin.
The net interest margin on an FTE basis increased sequentially primarily due to favorable balance sheet volume and mix shift, partially offset by lower average interest rates. The net interest margin on an FTE basis decreased from the prior-year quarter primarily driven by lower average interest rates, partially offset by favorable balance sheet volume and mix shift.
Average earning assets increased sequentially primarily due to higher levels of loans and short-term interest-bearing deposits with banks, partially offset by lower levels of securities. Average earning assets increased from the prior-year quarter primarily due to higher levels of short-term interest-bearing deposits with banks and loans. Funding of the balance sheet reflected higher levels of client deposits.

NORTHERN TRUST CORPORATION THIRD QUARTER 2021 RESULTS

PROVISION FOR CREDIT LOSSES
	As of and for the three-months ended,			% Change September 30, 2021 vs.
($ In Millions)	September 30, 2021	June 30, 2021	September 30, 2020	June 30, 2021	September 30, 2020
Allowance for Credit Losses
Beginning Allowance for Credit Losses	$207.0	$230.8	$267.0	(10)%	(22)%
Provision for Credit Losses	(13.0)	(27.0)	0.5	N/M	N/M
Net Recoveries (Charge-Offs)	1.1	3.2	0.4	N/M	N/M
Ending Allowance for Credit Losses	$195.1	$207.0	$267.9	(6)%	(27)%
Allowance assigned to:
Loans and Leases	$143.9	$148.8	$215.4	(3)%	(33)%
Undrawn Loan Commitments and Standby Letters of Credit	39.8	46.5	44.9	(14)	(11)
Debt Securities and Other Financial Assets	11.4	11.7	7.6	(1)	50
Ending Allowance for Credit Losses	$195.1	$207.0	$267.9	(6)%	(27)%
N/M - Not meaningful
Q3 2021
The release of credit reserves in the current quarter was primarily due to a decrease in the reserve evaluated on a collective basis, which relates to pooled financial assets sharing similar risk characteristics. The decrease in the collective basis reserve was driven by continued improvements in projected economic conditions and portfolio credit quality, partially offset by portfolio growth. Decreases in the collective basis reserve were primarily in the commercial and institutional and commercial real estate portfolios.
Q2 2021
The release of credit reserves in the prior quarter was primarily due to a decrease in the reserve evaluated on a collective basis, driven by continued improvements in projected economic conditions at the time, as well as improved industry-specific conditions, partially offset by credit deterioration associated with a limited number of commercial real estate loans and overall portfolio growth.
Q3 2020
The provision in the prior-year quarter was primarily due to an increase in the reserve evaluated on a collective basis driven by projected economic conditions at the time, resulting from the ongoing COVID-19 pandemic and related market and economic impacts, with increases in the private client, commercial real estate, and residential real estate portfolios, partially offset by a decrease in the commercial and institutional portfolio. The overall increase in the reserve on a collective basis was partially offset by a decrease in the reserve associated with loans evaluated on an individual basis.

NORTHERN TRUST CORPORATION THIRD QUARTER 2021 RESULTS

NONINTEREST EXPENSE
				% Change Q3 2021 vs.
($ In Millions)	Q3 2021	Q2 2021	Q3 2020	Q2 2021	Q3 2020
Noninterest Expense
Compensation	$496.0	$486.3	$461.7	2%	7%
Employee Benefits	101.7	118.4	97.5	(14)	4
Outside Services	210.7	218.1	186.0	(3)	13
Equipment and Software	185.2	178.3	170.7	4	8
Occupancy	53.9	52.2	51.8	3	4
Other Operating Expense	81.2	67.5	127.0	20	(36)
Total Noninterest Expense	$1,128.7	$1,120.8	$1,094.7	1%	3%
End of Period Full-Time Equivalent Staff	20,800	20,600	20,700	1%	—%
Compensation expense increased sequentially and compared to the prior-year quarter primarily due to higher incentives.
Employee benefits expense decreased sequentially primarily due to a lower pension settlement charge and lower payroll taxes. A $6.9 million pension settlement charge was included in the current quarter compared to a $17.6 million charge in the prior quarter. Employee benefits expense increased compared to the prior-year quarter primarily due to a pension settlement charge in the current quarter.
Outside services expense decreased sequentially primarily due to lower technical services costs, partially offset by higher sub-custodian expenses. Outside services expense increased compared to the prior-year quarter primarily due to higher third-party advisory fees, technical services costs and sub-custodian expenses.
Equipment and software expense increased sequentially and compared to the prior-year quarter primarily due to higher software support and rental costs and higher amortization.
Other operating expense increased sequentially primarily due to costs associated with the Northern Trust-sponsored golf tournament, partially offset by a decrease in other miscellaneous expenses. Other operating expense decreased compared to the prior-year quarter primarily due to lower charges associated with account servicing activities and a decline in other miscellaneous expenses, including lower supplemental compensation plan expense. The lower supplemental compensation plan expense resulted in a related decrease in miscellaneous income reported in noninterest income. The account servicing activities in the prior-year quarter included a $43.4 million charge related to a corporate action processing error.

PROVISION FOR INCOME TAX
				% Change Q3 2021 vs.
($ In Millions)	Q3 2021	Q2 2021	Q3 2020	Q2 2021		Q3 2020
Net Income
Income before Income Taxes	$518.1	$486.5	$389.9	6%		33%
Provision for Income Taxes	122.4	118.4	95.4	3		28
Net Income	$395.7	$368.1	$294.5	7%		34%
Effective Tax Rate	23.6%	24.3%	24.5%	(71)	bps	(84)	bps
The effective tax rate was higher in the previous quarter due to the deferred tax impact of the enacted increase in the UK statutory tax rate. The effective tax rate decreased compared to the prior-year quarter primarily due to an increase in allocated tax credits related to community development projects and a lower net tax impact from international operations.

NORTHERN TRUST CORPORATION THIRD QUARTER 2021 RESULTS

CAPITAL ACTIONS
The Corporation returned approximately $248.0 million to common shareholders in the current quarter through dividends and the repurchase of shares. During the current quarter, the Corporation declared cash dividends totaling $148.0 million to common stockholders and repurchased 859,587 shares of common stock, including 11,169 shares withheld related to share-based compensation, at a total cost of $100.0 million ($116.34 average price per share). The Corporation also declared cash dividends totaling $16.2 million to preferred stockholders during the current quarter.

CAPITAL RATIOS
The capital ratios of Northern Trust Corporation and its principal subsidiary, The Northern Trust Company, remained strong at September 30, 2021, exceeding the minimum requirements for classification as “well-capitalized” under applicable U.S. regulatory requirements.
The table below provides capital ratios, as well as the required minimum capital ratios, for Northern Trust Corporation and The Northern Trust Company determined by Basel III phased-in requirements.

	September 30, 2021*		June 30, 2021		September 30, 2020
Capital Ratios - Northern Trust Corporation	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	11.9%	13.0%	12.0%	13.1%	13.4%	13.9%	N/A	4.5%
Tier 1 Capital	12.9	14.1	13.1	14.2	14.5	15.1	6.0	6.0
Total Capital	14.3	15.4	14.5	15.5	16.5	16.7	10.0	8.0
Tier 1 Leverage	7.1	7.1	7.1	7.1	7.7	7.7	N/A	4.0
Supplementary Leverage	N/A	8.4	N/A	8.2	N/A	8.8	N/A	3.0

	September 30, 2021*		June 30, 2021		September 30, 2020
Capital Ratios - The Northern Trust Company	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	12.5%	13.8%	12.3%	13.6%	13.8%	14.6%	6.5%	4.5%
Tier 1 Capital	12.5	13.8	12.3	13.6	13.8	14.6	8.0	6.0
Total Capital	13.7	14.9	13.6	14.7	15.6	16.0	10.0	8.0
Tier 1 Leverage	6.8	6.8	6.7	6.7	7.2	7.2	5.0	4.0
Supplementary Leverage	N/A	8.1	N/A	7.7	N/A	8.1	3.0	3.0
(*) Capital ratios for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

NORTHERN TRUST CORPORATION THIRD QUARTER 2021 RESULTS

RECONCILIATION TO FULLY TAXABLE EQUIVALENT
The following table presents a reconciliation of interest income, net interest income, net interest margin, and total revenue prepared in accordance with generally accepted accounting principles to such measures on an FTE basis, which are non-generally accepted accounting financial measures. Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets. Management believes this presentation provides a clearer indication of these financial measures for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income.

	QUARTERS
	2021			2020
($ in Millions)	THIRD	SECOND	FIRST	FOURTH	THIRD
Net Interest Income
Interest Income - GAAP	$351.3	$343.1	$349.9	$352.6	$355.4
Add: FTE Adjustment	10.7	8.3	6.6	10.7	7.9
Interest Income (FTE) - Non-GAAP	$362.0	$351.4	$356.5	$363.3	$363.3

Net Interest Income - GAAP	$346.4	$335.6	$340.1	$334.4	$328.6
Add: FTE Adjustment	10.7	8.3	6.6	10.7	7.9
Net Interest Income (FTE) - Non-GAAP	$357.1	$343.9	$346.7	$345.1	$336.5

Net Interest Margin - GAAP	0.95%	0.95%	0.98%	1.01%	1.01%
Net Interest Margin (FTE) - Non-GAAP	0.98%	0.97%	1.00%	1.05%	1.03%

Total Revenue
Total Revenue - GAAP	$1,633.8	$1,580.3	$1,583.4	$1,521.9	$1,485.1
Add: FTE Adjustment	10.7	8.3	6.6	10.7	7.9
Total Revenue (FTE) - Non-GAAP	$1,644.5	$1,588.6	$1,590.0	$1,532.6	$1,493.0

NORTHERN TRUST CORPORATION THIRD QUARTER 2021 RESULTS

FORWARD LOOKING STATEMENTS
This release may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy and share repurchase program, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, effective tax rate, anticipated expense levels, contingent liabilities, acquisitions, strategies, market and industry trends, and expectations regarding the impact of accounting pronouncements and legislation. Forward-looking statements also include statements, other than those related to historical facts, that relate to the ongoing COVID-19 pandemic and its impact on global economic and market conditions and Northern Trust's business, financial condition, and results of operations. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF THIRD QUARTER EARNINGS CONFERENCE CALL
Northern Trust’s third quarter earnings conference call will be webcast on October 20, 2021.
The live call will be conducted at 9:00 a.m. CT and is accessible on Northern Trust’s website at:
https://www.northerntrust.com/about-us/investor-relations
A recording of the live call will be available on Northern Trust’s website from 1:00 p.m. CT on October 20, 2021, for approximately four weeks. Participants will need Windows Media or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.
About Northern Trust
Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of wealth management, asset servicing, asset management and banking to corporations, institutions, affluent families and individuals. Founded in Chicago in 1889, Northern Trust has a global presence with offices in 22 U.S. states and Washington, D.C., and across 23 locations in Canada, Europe, the Middle East and the Asia-Pacific region. As of September 30, 2021, Northern Trust had assets under custody/administration of US$15.8 trillion, and assets under management of US$1.5 trillion. For more than 130 years, Northern Trust has earned distinction as an industry leader for exceptional service, financial expertise, integrity and innovation. Visit northerntrust.com or follow us on Twitter @NorthernTrust.
Northern Trust Corporation, Head Office: 50 South La Salle Street, Chicago, Illinois 60603 U.S.A., incorporated with limited liability in the U.S. Global legal and regulatory information can be found at https://www.northerntrust.com/terms-and-conditions.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA				% Change(1)
($ In Millions Except Per Share Data)				Q3 2021 vs.
	Q3 2021	Q2 2021	Q3 2020	Q2 2021	Q3 2020
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,111.0	$1,075.4	$1,003.8	3%	11%
Foreign Exchange Trading Income	66.4	70.6	61.6	(6)	8
Treasury Management Fees	11.2	11.3	11.6	—	(3)
Security Commissions and Trading Income	36.5	33.0	26.0	10	40
Other Operating Income	62.3	54.4	53.5	15	17
Investment Security Gains, net	—	—	—	N/M	N/M
Total Noninterest Income	1,287.4	1,244.7	1,156.5	3	11

Net Interest Income
Interest Income	351.3	343.1	355.4	2	(1)
Interest Expense	4.9	7.5	26.8	(35)	(82)
Net Interest Income	346.4	335.6	328.6	3	5

Total Revenue	1,633.8	1,580.3	1,485.1	3	10

Provision for Credit Losses	(13.0)	(27.0)	0.5	N/M	N/M

Noninterest Expense
Compensation	496.0	486.3	461.7	2	7
Employee Benefits	101.7	118.4	97.5	(14)	4
Outside Services	210.7	218.1	186.0	(3)	13
Equipment and Software	185.2	178.3	170.7	4	8
Occupancy	53.9	52.2	51.8	3	4
Other Operating Expense	81.2	67.5	127.0	20	(36)
Total Noninterest Expense	1,128.7	1,120.8	1,094.7	1	3

Income before Income Taxes	518.1	486.5	389.9	6	33
Provision for Income Taxes	122.4	118.4	95.4	3	28
NET INCOME	$395.7	$368.1	$294.5	7%	34%
Preferred Stock Dividends	16.2	4.7	16.2	N/M	—
NET INCOME APPLICABLE TO COMMON STOCK	$379.5	$363.4	$278.3	4%	36%
Earnings Allocated to Participating Securities	3.0	3.2	3.3	(8)	(9)
Earnings Allocated to Common and Potential Common Shares	$376.5	$360.2	$275.0	5%	37%

Per Common Share
Net Income
Basic	$1.81	$1.73	$1.32	5%	37%
Diluted	1.80	1.72	1.32	5	37

Average Common Equity	$10,968.0	$10,666.1	$10,518.0	3%	4%
Return on Average Common Equity	13.7%	13.7%	10.5%
Return on Average Assets	1.00%	0.96%	0.83%

Cash Dividends Declared per Common Share	$0.70	$0.70	$0.70	—%	—%

Average Common Shares Outstanding (000s)
Basic	208,116	208,369	208,106
Diluted	208,923	209,138	208,688
Common Shares Outstanding (EOP) (000s)	207,661	208,395	208,121
(1) Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
N/M - Not meaningful

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	NINE MONTHS
	2021	2020	% Change(1)
Noninterest Income
Trust, Investment and Other Servicing Fees	$3,250.1	$2,968.9	9%
Foreign Exchange Trading Income	215.7	221.8	(3)
Treasury Management Fees	33.7	34.0	(1)
Security Commissions and Trading Income	104.3	100.9	3
Other Operating Income	171.6	144.4	19
Investment Security Gains, net	—	0.1	N/M
Total Noninterest Income	3,775.4	3,470.1	9

Net Interest Income
Interest Income	1,044.3	1,290.9	(19)
Interest Expense	22.2	182.1	(88)
Net Interest Income	1,022.1	1,108.8	(8)

Total Revenue	4,797.5	4,578.9	5

Provision for Credit Losses	(70.0)	127.5	N/M

Noninterest Expense
Compensation	1,500.8	1,421.8	6
Employee Benefits	323.5	285.8	13
Outside Services	625.2	555.0	13
Equipment and Software	540.2	497.1	9
Occupancy	156.9	162.9	(4)
Other Operating Expense	220.4	274.6	(20)
Total Noninterest Expense	3,367.0	3,197.2	5

Income before Income Taxes	1,500.5	1,254.2	20
Provision for Income Taxes	361.6	285.8	27
NET INCOME	$1,138.9	$968.4	18%
Preferred Stock Dividends(2)	37.1	51.5	(28)
NET INCOME APPLICABLE TO COMMON STOCK	$1,101.8	$916.9	20%
Earnings Allocated to Participating Securities	9.9	10.6	(7)
Earnings Allocated to Common and Potential Common Shares	$1,091.9	$906.3	20%

Per Common Share
Net Income
Basic	$5.24	$4.35	21%
Diluted	5.22	4.34	20

Average Common Equity	$10,763.4	$10,192.0	6%
Return on Average Common Equity	13.7%	12.0%
Return on Average Assets	0.98%	0.96%

Cash Dividends Declared per Common Share	$2.10	$2.10	—%

Average Common Shares Outstanding (000s)
Basic	208,199	208,351
Diluted	209,003	209,023
Common Shares Outstanding (EOP) (000s)	207,661	208,121
(1)Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)Dividends on Preferred Stock in 2020 includes $11.5 million related to the difference between the redemption amount of the Corporation's Series C Non-Cumulative Perpetual Preferred Stock, which was redeemed in the first quarter of 2020, and its carrying value.
N/M - Not meaningful

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)				% Change(1)
				September 30, 2021 vs.
	September 30, 2021	June 30, 2021	September 30, 2020	June 30, 2021	September 30, 2020
Assets
Federal Reserve and Other Central Bank Deposits and Other(2)	$49,960.3	$54,159.5	$39,205.9	(8)%	27%
Interest-Bearing Due from and Deposits with Banks(3)	5,338.6	7,047.8	4,850.6	(24)	10
Federal Funds Sold	—	0.1	—	N/M	N/M
Securities Purchased under Agreements to Resell	872.8	947.8	1,533.4	(8)	(43)
Securities
U.S. Government	2,661.1	2,657.9	4,264.2	—	(38)
Obligations of States and Political Subdivisions	3,751.2	3,489.9	2,603.1	7	44
Government Sponsored Agency	24,750.5	24,144.9	24,572.1	3	1
Other(4)	29,106.3	29,551.3	29,157.1	(2)	—
Total Securities	60,269.1	59,844.0	60,596.5	1	(1)
Loans and Leases	39,456.6	37,406.6	32,766.3	5	20
Total Earning Assets	155,897.4	159,405.8	138,952.7	(2)	12
Allowance for Credit Losses	(155.3)	(160.5)	(223.0)	(3)	(30)
Cash and Due from Banks and Other Central Bank Deposits(5)	1,875.2	1,683.3	2,690.1	11	(30)
Buildings and Equipment	493.6	496.5	510.0	(1)	(3)
Client Security Settlement Receivables	1,954.3	2,011.6	2,296.8	(3)	(15)
Goodwill	705.5	709.4	698.0	(1)	1
Other Assets	8,315.0	8,145.0	7,157.4	2	16
Total Assets	$169,085.7	$172,291.1	$152,082.0	(2)%	11%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$30,580.4	$31,604.7	$25,379.1	(3)%	20%
Savings Certificates and Other Time	882.1	877.7	1,486.7	—	(41)
Non-U.S. Offices - Interest-Bearing	68,192.8	71,705.4	61,345.6	(5)	11
Total Interest-Bearing Deposits	99,655.3	104,187.8	88,211.4	(4)	13
Federal Funds Purchased	0.2	0.2	2,203.7	—	N/M
Securities Sold under Agreements to Repurchase	573.6	529.1	269.8	8	113
Other Borrowings	5,617.4	5,140.6	5,771.8	9	(3)
Senior Notes	2,527.7	3,036.0	3,655.6	(17)	(31)
Long-Term Debt	1,160.6	1,165.3	1,196.0	—	(3)
Floating Rate Capital Debt	277.9	277.8	277.7	—	—
Total Interest-Related Funds	109,812.7	114,336.8	101,586.0	(4)	8
Demand and Other Noninterest-Bearing Deposits	42,269.3	42,022.4	34,377.7	1	23
Other Liabilities	5,104.9	4,108.9	4,539.2	24	12
Total Liabilities	157,186.9	160,468.1	140,502.9	(2)	12
Common Equity	11,013.9	10,938.1	10,694.2	1	3
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	11,898.8	11,823.0	11,579.1	1	3
Total Liabilities and Stockholders’ Equity	$169,085.7	$172,291.1	$152,082.0	(2)%	11%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)    Federal Reserve and Other Central Bank Deposits and Other includes collateral deposits with certain securities depositories and clearing houses for the purpose of presenting earning assets; such deposits are presented in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(4)    Other securities include certain community development investments and Federal Home Loan Bank and Federal Reserve stock, which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)				% Change(1)
				Q3 2021 vs.
	Q3 2021	Q2 2021	Q3 2020	Q2 2021	Q3 2020
Assets
Federal Reserve and Other Central Bank Deposits and Other(2)	$40,540.6	$37,424.5	$31,602.3	8%	28%
Interest-Bearing Due from and Deposits with Banks(3)	5,165.4	6,736.7	4,816.1	(23)	7
Federal Funds Sold	0.1	0.1	2.5	24	(96)
Securities Purchased under Agreements to Resell	840.9	1,011.5	1,789.8	(17)	(53)
Securities
U.S. Government	2,669.3	2,676.0	4,290.9	—	(38)
Obligations of States and Political Subdivisions	3,691.0	3,373.0	2,319.3	9	59
Government Sponsored Agency	24,414.0	24,520.5	24,027.6	—	2
Other(4)	28,221.4	30,000.0	27,434.3	(6)	3
Total Securities	58,995.7	60,569.5	58,072.1	(3)	2
Loans and Leases	38,410.7	36,282.1	33,085.2	6	16
Total Earning Assets	143,953.4	142,024.4	129,368.0	1	11
Allowance for Credit Losses	(161.1)	(177.0)	(218.4)	(9)	(26)
Cash and Due from Banks and Other Central Bank Deposits(5)	2,011.5	2,402.5	2,293.3	(16)	(12)
Buildings and Equipment	500.0	504.8	512.2	(1)	(2)
Client Security Settlement Receivables	1,283.6	1,532.6	1,155.0	(16)	11
Goodwill	709.2	707.8	697.8	—	2
Other Assets	8,156.2	7,305.0	7,117.5	12	15
Total Assets	$156,452.8	$154,300.1	$140,925.4	1%	11%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$28,472.3	$27,427.0	$24,305.4	4%	17%
Savings Certificates and Other Time	870.9	898.9	1,502.1	(3)	(42)
Non-U.S. Offices - Interest-Bearing	70,210.8	69,202.4	61,834.9	1	14
Total Interest-Bearing Deposits	99,554.0	97,528.3	87,642.4	2	14
Federal Funds Purchased	165.8	195.3	275.6	(15)	(40)
Securities Sold under Agreements to Repurchase	293.0	228.5	185.3	28	58
Other Borrowings	5,526.8	5,195.7	6,167.8	6	(10)
Senior Notes	2,840.7	3,022.9	3,666.3	(6)	(23)
Long-Term Debt	1,166.2	1,168.8	1,199.0	—	(3)
Floating Rate Capital Debt	277.8	277.8	277.7	—	—
Total Interest-Related Funds	109,824.3	107,617.3	99,414.1	2	10
Demand and Other Noninterest-Bearing Deposits	30,241.4	30,469.2	25,202.3	(1)	20
Other Liabilities	4,534.2	4,662.6	4,906.1	(3)	(8)
Total Liabilities	144,599.9	142,749.1	129,522.5	1	12
Common Equity	10,968.0	10,666.1	10,518.0	3	4
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	11,852.9	11,551.0	11,402.9	3	4
Total Liabilities and Stockholders’ Equity	$156,452.8	$154,300.1	$140,925.4	1%	11%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)    Federal Reserve and Other Central Bank Deposits and Other includes collateral deposits with certain securities depositories and clearing houses for the purpose of presenting earning assets; such deposits are presented in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(4)     Other securities include certain community development investments and Federal Home Loan Bank and Federal Reserve stock, which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	QUARTERS
($ In Millions Except Per Share Data)	2021						2020
	THIRD		SECOND		FIRST		FOURTH		THIRD
Net Income Summary
Trust, Investment and Other Servicing Fees	$1,111.0		$1,075.4		$1,063.7		$1,026.1		$1,003.8
Other Noninterest Income	176.4		169.3		179.6		161.4		152.7
Net Interest Income	346.4		335.6		340.1		334.4		328.6
Total Revenue	1,633.8		1,580.3		1,583.4		1,521.9		1,485.1
Provision for Credit Losses	(13.0)		(27.0)		(30.0)		(2.5)		0.5
Noninterest Expense	1,128.7		1,120.8		1,117.5		1,151.0		1,094.7
Income before Income Taxes	518.1		486.5		495.9		373.4		389.9
Provision for Income Taxes	122.4		118.4		120.8		132.5		95.4
Net Income	$395.7		$368.1		$375.1		$240.9		$294.5

Per Common Share
Net Income - Basic	$1.81		$1.73		$1.71		$1.13		$1.32
- Diluted	1.80		1.72		1.70		1.12		1.32
Cash Dividends Declared per Common Share	0.70		0.70		0.70		0.70		0.70
Book Value (EOP)	53.04		52.49		50.80		51.87		51.38
Market Value (EOP)	107.81		115.62		105.11		93.14		77.97

Financial Ratios
Return on Average Common Equity	13.7%		13.7%		13.7%		8.8%		10.5%
Return on Average Assets	1.00		0.96		0.99		0.67		0.83
Net Interest Margin (GAAP)	0.95		0.95		0.98		1.01		1.01
Net Interest Margin (FTE*)	0.98		0.97		1.00		1.05		1.03

Assets Under Custody / Administration ($ in Billions) - EOP
Corporate & Institutional Services	$14,799.8		$14,754.1		$13,876.3		$13,653.1		$12,263.2
Wealth Management	976.0		973.0		918.8		879.4		814.4
Total Assets Under Custody / Administration	$15,775.8		$15,727.1		$14,795.1		$14,532.5		$13,077.6

Assets Under Custody ($ In Billions) - EOP
Corporate & Institutional Services	$11,283.6		$11,260.8		$10,618.0		$10,387.7		$9,312.2
Wealth Management	962.9		967.8		916.2		875.1		810.4
Total Assets Under Custody	$12,246.5		$12,228.6		$11,534.2		$11,262.8		$10,122.6

Assets Under Management ($ In Billions) - EOP
Corporate & Institutional Services	$1,159.5		$1,168.3		$1,093.7		$1,057.5		$993.2
Wealth Management	372.9		371.1		355.4		347.8		318.5
Total Assets Under Management	$1,532.4		$1,539.4		$1,449.1		$1,405.3		$1,311.7

Asset Quality ($ In Millions) - EOP
Nonaccrual Loans and Leases	$141.0		$106.5		$123.8		$131.7		$98.0
Other Real Estate Owned (OREO)	0.2		0.2		1.5		0.7		0.9
Total Nonaccrual Assets	$141.2		$106.7		$125.3		$132.4		$98.9
Nonaccrual Assets / Loans and Leases and OREO	0.36%		0.29%		0.36%		0.39%		0.30%
Gross Charge-offs	$—		$—		$(0.4)		$(6.7)		$(0.8)
Gross Recoveries	1.1		3.2		1.3		1.2		1.2
Net Recoveries (Charge-offs)	$1.1		$3.2		$0.9		$(5.5)		$0.4
Annualized Net Recoveries (Charge-offs) to Avg Loans and Leases	0.01%		0.04%		0.01%		(0.07)%		—%
Allowance for Credit Losses Assigned to:
Loans and Leases	$143.9		$148.8		$165.4		$190.7		$215.4
Undrawn Loan Commitments and Standby Letters of Credit	39.8		46.5		55.1		61.1		44.9
Debt Securities and Other Financial Assets	11.4		11.7		10.3		8.1		7.6
Loans and Leases Allowance / Nonaccrual Loans and Leases	1.0	x	1.4	x	1.3	x	1.4	x	2.2	x
(*)    Net interest margin presented on an FTE basis is a non-generally accepted accounting principle financial measure that facilitates the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.